Exhibit 10.3

                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------

         This Settlement Agreement, dated as of the 1st day of January, 2006, is by and among KEYSPAN CORPORATION ("KeySpan"), KEYSPAN GENERATION LLC ("Genco"), KEYSPAN ELECTRIC SERVICES LLC, and KEYSPAN ENERGY TRADING SERVICES LLC (collectively, the "KeySpan Parties") and the LONG ISLAND LIGHTING COMPANY d/b/a LIPA ("LIPA") and the LONG ISLAND POWER AUTHORITY (the "Authority", collectively with LIPA the "LIPA Parties").

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, the KeySpan Parties and the LIPA Parties or their respective affiliates are parties to the Agreement and Plan of Merger (the "Merger Agreement"), Management Services Agreement ("MSA"), Energy Management Agreement ("EMA"), Generation Purchase Right Agreement ("GPRA") and Power Supply Agreement ("PSA"), each dated as of June 26, 1997, and each as amended to date (collectively, the "Existing Agreements");

     WHEREAS, the LIPA Parties and the KeySpan Parties have been discussing the Existing Agreements, the performance by the parties with respect thereto, their respective rights and obligations thereunder, and certain matters that have arisen under and pursuant to the operation of the Existing Agreements;

     WHEREAS, the LIPA Parties and the KeySpan Parties have agreed to enter into
(i) an Amended and Restated Management Services Agreement, dated as of January 1, 2006 ("Amended MSA") and (ii) an Option and Purchase and Sale Agreement, dated as of January 1, 2006 (the "Option Agreement"), (collectively, the "2006 Effective Agreements");

     WHEREAS, the KeySpan Parties and the LIPA Parties have agreed to resolve certain pending issues arising out of the Existing Agreements; and

     WHEREAS, by this Settlement Agreement, the parties intend to adopt, by way of compromise, and without prejudice to or waiver of their respective positions in other matters, without trial or adjudication of any issues of fact or law, and without admission by any party of liability or responsibility under the Existing Agreements, a full and final settlement that releases and terminates all rights, obligations and liabilities of the parties under the Existing Agreements with respect to the matters specifically identified herein.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties, intending to be legally bound hereby, agree as follows:

     1. Resolved Matters. Attached hereto as Exhibit A is a list of certain pending issues in dispute between the LIPA Parties and the KeySpan Parties (collectively the "Resolved Matters"). Upon the Effective Date (as defined below), each of the Resolved Matters shall be considered fully and finally resolved and settled.

     2. Permanent and Binding Resolution. This Settlement Agreement is a permanent and binding resolution of the rights, obligations, and remedies of the KeySpan Parties and the LIPA Parties with respect to all Resolved Matters.

     3. Effective Date. This Settlement Agreement shall become effective on the date (the "Effective Date") as of which (i) each of the 2006 Effective Agreements has been executed and delivered by the parties thereto and has become effective in accordance with its respective terms and (ii) receipt of all regulatory and other governmental approvals required in connection with this Settlement Agreement.

     4. Settlement Consideration. KeySpan agrees to remit to LIPA on the Effective Date $69,000,000.00 by wire transfer in immediately available funds to such account as LIPA shall direct in writing. Upon the Effective Date, LIPA shall also be entitled to retain (i) $41,000,000 of LIPA Federal income tax refunds related to the tax year ended March 31, 1999, regardless of the outcome of the Federal tax audit for that year or any other year, and (ii) $10,000,000 of billings from KeySpan related to the 2004 Term Sheet previously withheld by LIPA.

     5. LILCO Tax Credits. KeySpan is obligated, pursuant to Schedule D to the Merger Agreement, to pay LIPA's taxes for the period which began before the Closing Date (as such term is defined in the Merger Agreement) and ended after the Closing Date (the "1999 Tax Year"). Paragraph 4 of Schedule D to the Merger Agreement provides that KeySpan (as the "Parent" thereunder) shall prepare or cause to be prepared LIPA's tax returns for the 1999 Tax Year, and Paragraph 7(a) of Schedule D to the Merger Agreement provides that KeySpan has the right to represent the interests of LIPA in any tax audit or administrative or court proceeding relating to any LIPA tax return prepared and filed pursuant to Schedule D. Paragraph 7(b) of Schedule D to the Merger Agreement further provides that LIPA shall cooperate fully with KeySpan in connection with the filing of any LIPA tax return filed pursuant to Schedule D and any audit related thereto. In furtherance of these provisions, KeySpan is representing LIPA in connection with the Internal Revenue Service's audit of LIPA's federal tax returns for the 1996 through 1999 Tax Years. The parties hereto agree that KeySpan will be permitted to use all available tax credits and any other tax attributes available to LIPA, including LIPA's tax credit carryover of approximately $145,000,000 not previously allocated to KeySpan, to the extent necessary to satisfy any LIPA income tax liability for the 1999 Tax Year or any prior tax year to the extent allowed by law. KeySpan's obligation under Schedule D will, for the consideration paid and received herein, be limited to the net tax liability as reduced by all available tax credits and other tax attributes. Specifically, no additional consideration will be due by KeySpan to LIPA related to the use of credits or any other tax attribute in reduction of LIPA's liability for the 1999 Tax Year or any other tax year.

     6. Interest. Each of the parties hereto hereby waives any right it may have, by contract, by law or otherwise, to the accrual of any interest with respect to any of the Resolved Matters.

     7. Public Announcement. The parties agree that prior to making any media or other public announcement with respect to the Settlement Agreement or any of the transactions contemplated hereunder, they shall consult and coordinate with each other as to the substance and timing of such announcement.


     8. Release of KeySpan. For the consideration given by the KeySpan Parties as set forth herein, each of the LIPA Parties irrevocably and unconditionally (on behalf of itself and its successors and assigns) waives, releases and forever discharges each KeySpan Party, its subsidiaries and other affiliates, employees, officers, directors, members, and shareholders, from any and all past, present and future causes of action, manner of promises, administrative, civil and/or criminal complaints, grievances, liabilities, obligations, damages, claims and demands, arising from, relating to, or pertaining to the items identified as Resolved Matters and all other items described herein, in law or equity, which either of the LIPA Parties or their respective successors and/or assigns ever had, now have or hereafter can, shall or may have for, occurring up to the date as specified in Exhibit A, or if not expressly stated, then up to the date of this Settlement Agreement, including any claims under the laws of any and all nations or international bodies inclusive of the laws of the United States including all federal, state, or municipal statutes, regulations or principles of common law or equity (inclusive of claims under contract or tort law). Notwithstanding the foregoing, this Release does not apply to enforcement of, or any claims regarding breach of any terms and/or conditions of this Settlement Agreement.

     9. Release of LIPA. For the consideration given by the LIPA Parties as set forth herein, each of the KeySpan Parties agree to irrevocably and unconditionally (on behalf of itself and its successors and assigns) waive, release and forever discharge each of the LIPA Parties, their respective subsidiaries and other affiliates, employees, officers, directors, trustees, members, shareholders and subsidiaries, from any and all past, present and future causes of action, manner of promises, administrative, civil and/or criminal complaints, grievances, liabilities, obligations, damages, claims and demands, arising from, relating to, or pertaining to the items identified as Resolved Matters and all other items described herein, in law or equity, which each of the KeySpan Parties or their respective successors and/or assigns ever had, now have or hereafter can, shall or may have for, occurring up to the date as specified in Exhibit A, or if not expressly stated, then up to the date of this Settlement Agreement, including any claims under the laws of any and all nations or international bodies inclusive of the laws of the United States including all federal, state, or municipal statutes, regulations or principles of common law or equity (inclusive of claims under contract or tort law). Notwithstanding the foregoing, this Release does not apply to enforcement of, or any claims regarding breach of any terms and/or conditions of this Settlement Agreement.

     10. Governing Law and Jurisdiction. This Settlement Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to doctrines relating to conflicts of laws that would require the application of the law of another jurisdiction. Any action seeking enforcement of this Settlement Agreement and any claims alleging the breach of any terms and/or conditions of this Settlement Agreement shall be commenced in the Supreme Court of the State of New York, County of Nassau.

     11. Amendments; Waivers. This Settlement Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the parties hereto affected thereby. No failure to exercise, and no delay in exercising, any right, remedy, or power under this Settlement Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Settlement Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

     12. Section Headings. The titles of the sections in this Settlement Agreement are for convenience only, are not definitive, and shall not be considered or referred to in resolving questions of interpretation or construction.

     13. Attorneys' Fees and Other Costs. Each party hereto shall be responsible for paying its own attorneys' fees and all of its other costs incurred in connection with (1) the negotiation and preparation of this Settlement Agreement; and (2) any of the Resolved Matters. Nevertheless, in any action or proceeding to enforce this Settlement Agreement, the prevailing party shall be entitled to payment of its reasonable costs and expenses (including reasonable and documented fees and disbursements of counsel and other professionals and including costs and expenses incurred in connection with enforcing the terms of this sentence) arising in connection with such action or proceeding.

     14. Remedies. The parties hereto acknowledge and agree that a breach of this Settlement Agreement may not be adequately compensable by money damages alone and that a breach may cause the non-breaching party or parties' irreparable injury for which the non-breaching party or parties shall be entitled to all equitable remedies, including a temporary restraining order, preliminary injunction and permanent injunction.

     15. Construction. This Settlement Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors (whether by consolidation, merger or otherwise) and assigns. This Settlement Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Settlement Agreement to be drafted. All terms and words used in this Settlement Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     16. Voluntary Agreement. The parties hereto further represent and declare that they have carefully read this Settlement Agreement and know the contents thereof and that they sign the Settlement Agreement freely and voluntarily.

     17. Drafting. The drafting and negotiation of this Settlement Agreement have been participated in by each of the parties hereto through their respective counsel, and for all purposes, this Settlement Agreement shall be deemed to have been drafted jointly by each of the parties hereto.

     18. Counterparts. If this Settlement Agreement is executed in counterparts, each counterpart shall be deemed an original and all counterparts so executed shall constitute one and the same agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart. This Settlement Agreement may be executed by original or facsimile signature, each of which shall be equally binding.

     19. Entire Agreement. All agreements, covenants, representations and warranties, express or implied, oral or written, of the parties hereto concerning the subject matter hereof are contained herein. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein. This is an integrated agreement.

     20. Compromise. This Settlement Agreement and the releases contained herein effect the compromise and settlement of disputed and contested claims and nothing contained herein shall be construed as an admission by any party hereto of any liability of any kind to any other party. It is expressly understood and agreed that no party is admitting to liability of any party by entering into the Settlement Agreement or complying with any of the terms set forth herein. Neither this Settlement Agreement nor the exhibit hereto, nor the fact of the existence of this Settlement Agreement or the exhibit hereto, nor any of the terms of this Settlement Agreement or the exhibit hereto, nor any press release or other statement or report by the parties or by others concerning this Settlement Agreement or the exhibit hereto, their existence or terms, nor any negotiations or proceedings thereof or hereunder shall be used in any proceeding between the parties, except one to enforce this Settlement Agreement or the exhibit hereto or as a defense by a released party to any claim being released hereunder, nor shall they be deemed to constitute in any proceeding any evidence or admission of liability or wrongdoing on the part of any of the parties, which is expressly and unequivocally denied.

     21. Further Assurances. The parties hereto agree to take such other action as may be reasonably necessary to further the purposes of this Settlement Agreement.

     22. Representations and Warranties. Each of the parties hereto hereby represents and warrants to the other parties that:

          (a) Due Authorization and Binding Obligation. Such party has duly authorized the execution and delivery of this Settlement Agreement. This Settlement Agreement has been duly executed and delivered by such party. No consent or authorization of, filing with, notice to or other act by or in respect of any governmental authority or any other person is required in connection with the execution, delivery, performance, validity or enforceability of this Settlement Agreement except for, in the case of the LIPA Parties, (i) receipt of approval of the New York Attorney General (as to form) and (ii) receipt of approval of the New York State Comptroller (the approvals in clauses (i) and (ii), the "Governmental Approvals").

          (b) No Conflict. Neither the execution nor the delivery by such party of the Settlement Agreement nor the performance by such party of its obligations hereunder nor the consummation by such party of the transactions contemplated hereby (1) will, upon receipt of the Governmental Approvals, conflict with, violate or result in a breach of any law or governmental regulation applicable to such party or (2) conflicts with, violates or results in a breach of any term or condition of any judgment, decree, agreement or instrument to which such party is a party or by which such party or any of its properties or assets are bound, or constitutes a default under such judgment, decree, agreement or instrument.

          (c) No Litigation. There is no action, suit or other proceeding, at law or in equity, before or by any court or governmental authority pending or to such party's best knowledge, threatened, which relates to the Settlement Agreement, or which would materially and adversely affect the performance by such party of its obligations hereunder.

          (d) No Legal Prohibition. Upon receipt of the Governmental Approvals, there will be no law applicable to such party which would prohibit the performance by such party of this Settlement Agreement or any of the transactions contemplated hereby.

     23. Signatures. The parties hereby signify their agreement to the above terms by their signatures below.




                                           KEYSPAN CORPORATION

                                           By /s/ John J. Bishar, Jr.
                                              -----------------------
                                           Name: John J. Bishar, Jr.
                                           Title: Executive Vice President
                                           Date: February 1, 2006

                                           KEYSPAN GENERATION LLC

                                           By /s/ James K. Brennan
                                              --------------------
                                           Name: James K. Brennan
                                           Title: Vice President
                                           Date: February 1, 2006

                                            KEYSPAN ENERGY TRADING SERVICES LLC

                                            By /s/ Richard A. Rapp, Jr.
                                            ---------------------------
                                            Name: Richard A. Rapp, Jr.
                                            Title: President
                                            Date: February 1, 2006

                                               KEYSPAN ELECTRIC SERVICES LLC

                                               By /s/ Anthony Nozzolillo
                                               -------------------------
                                               Name: Anthony Nozzolillo
                                               Title: President
                                               Date: February 1, 2006

                                               LONG ISLAND POWER AUTHORITY


                                               By /s/ Richard M. Kessel
                                               ------------------------
                                               Name: Richard M. Kessel
                                               Title: Chairman
                                               Date: January 31, 2006

                                    LONG ISLAND LIGHTING COMPANY d/b/a LIPA

                                    By /s/ Richard M. Kessel
                                    ------------------------
                                    Name: Richard M. Kessel
                                    Title: Chairman
                                    Date: January 31, 2006

                                    EXHIBIT A

                                Resolved Matters

------------------------------------- -----------------------------------------------------------------------------------------
              Matters                                                       Description
------------------------------------- -----------------------------------------------------------------------------------------
A&G Allocations                       The Resolved Matters include all invoiced costs and any claims
1998-2005                             or disputes relating to the allocation of Administrative and General ("A&G") costs under the Existing Agreements for all periods, up to and including, those ending on or prior to
                                      December 31, 2005.

------------------------------------- -----------------------------------------------------------------------------------------
Customer Business System              The Resolved Matters include all invoiced costs and any claims or disputes relating to the recovery of costs associated with the Customer Business System ("CBS") pursuant to the
                                      MSA and the May 27,1998 MSA Side Letter.

------------------------------------- -----------------------------------------------------------------------------------------
Common Plant Charge                   The Resolved Matters include all invoiced costs and any claims, disputes or true-ups
True-Up                               relating to the charge for use of Manager Owned Assets pursuant to Section 6.2(A)(1)
                                      of the MSA and the May 27, 1998 MSA Side Letter, up to and including December 31, 2005.

------------------------------------- -----------------------------------------------------------------------------------------
LILCO Tax Credits and                 The Resolved Matters include all invoiced costs and any claims or disputes relating
Other Tax Attributes                  to  KeySpan's reimbursement to LIPA for use of LIPA's tax credits, and any other tax attributes, to offset LIPA's income tax liability which was assumed by KeySpan.

------------------------------------- -----------------------------------------------------------------------------------------
MSA Term Sheet                        The Resolved Matters include all invoiced costs and any claims or disputes relating to
Reconciliations                       all MSA Term Sheet  reconciliations, as defined in the reconciliation process in Section
1998-2004                             5.3, 5.4, 6.3 and 6.8 of the MSA, for Years 1998-2004.

------------------------------------- -----------------------------------------------------------------------------------------
Asbestos Defense Invoices             The Resolved Matters include all disputed costs relating to the following Asbestos invoices: LIPA0400312 (8/23/04), LIPA0400383(11/8/04), LIPA0500045(2/18/05) and
                                      LIPA0500127(5/16/05).

------------------------------------- -----------------------------------------------------------------------------------------
Real Property Tax                     The Resolved Matters include all invoiced costs and any claims or disputes relating
Allocations 1998-2005                 to  real property tax allocations for common parcels for all periods, up to and including, those ending on or prior to December 31, 2005.

------------------------------------- -----------------------------------------------------------------------------------------
PSA True-Up - Real                    The Resolved matters include all invoiced costs and any claims relating to the PSA
Property Tax                          real property tax true-up, specifically the dispute concerning the property taxes related to the certain land removed from GENCO's rate base.

------------------------------------- -----------------------------------------------------------------------------------------



------------------------------------- -----------------------------------------------------------------------------------------
              Matters                                                       Description
------------------------------------- -----------------------------------------------------------------------------------------
Cablevision Refund                    The Resolved Matters include all invoiced costs and any claims or disputes relating to the improperly installed meter at Cablevision's facility in Woodbury, including the and related interest payment.

------------------------------------- -----------------------------------------------------------------------------------------
System Growth Factor                  The Resolved Matters include all invoiced costs and any claims relating to KeySpan's recovery of incremental costs associated with system growth in the Direct Cost Budget calculation.

------------------------------------- -----------------------------------------------------------------------------------------
Repowering Study                      The Resolved Matters include all invoiced costs and any claims or disputes relating to the costs associated with the 2003 Lockwood & Greene Repowering Study.

------------------------------------- -----------------------------------------------------------------------------------------
LIRR Underbilling Issue               The Resolved Matters include any claims relating to any billing error on the account of the Long Island Railroad.

------------------------------------- -----------------------------------------------------------------------------------------
Overstatement of Unbilled             The Resolved Matters include all invoiced costs and any claims or disputes relating to
Revenue                               any cost incurred by LIPA in connection with the overstatement of LIPA's unbilled revenue.

------------------------------------- -----------------------------------------------------------------------------------------
Mutual Aid                            The Resolved Matters include all invoiced costs and any claims or disputes relating to
                                      Mutual Aid events prior to September 30, 2005.

------------------------------------- -----------------------------------------------------------------------------------------